Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2012 except with respect to our opinion on the consolidated financial statements insofar as it relates to (i)  the change in the presentation of comprehensive income described in Note A, (ii) the change in the composition of reportable segments described in Note B and also impacting Notes J and L, (iii) the effects of the measurement period adjustments described in Note I and also impacting Note C, and (iv) the effects of the revision of the condensed consolidating financial statements described in Note S, as to which the date is October 29, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Terex Corporation’s Current Report on Form 8-K dated October 29, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
Stamford, CT

October 29, 2012